UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
December 16, 2008

Date of Report (Date of earliest event reported)
FIRST COMMUNITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-19297	55-0694814

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 989 Bluefield, Virginia	24605-0989

(Address of principal executive offices)	(Zip Code)
(276) 326-9000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On December 16, 2008, the Board of Directors approved and registrant entered into amended and restated employment agreements with John M. Mendez, Robert L. Buzzo, and E. Stephen Lilly. The new employment agreements replace the one entered into on January 1, 2000, and amended on October 17, 2000, in the case of Mr. Mendez and those entered into on October 7, 2002, in the case of Messrs. Buzzo and Lilly. The new agreements do not materially affect the scope or amount of benefits the officers are entitled to receive under their respective arrangements, but may affect the time and form of payment. These changes were made to address Internal Revenue Code Section 409A and the Emergency Economic Stabilization Act of 2008. Mr. Mendez’s employment agreement is attached hereto as Exhibit 10.1. Messrs. Buzzo and Lilly’s agreements are substantially identical with the only differences being with respect to title and salary.
Also on December 16, 2008, the registrant entered into employment agreements with David D. Brown, Gary R. Mills, Martyn A. Pell, and Robert L. Schumacher. Mr. Brown’s employment agreement is attached hereto as Exhibit 10.2. Messrs. Mills, Pell, and Schumacher’s agreements are substantially identical with the only differences being with respect to title, salary, and in Mr. Schumacher’s agreement, term and payment upon termination after a change in control.

Item 9.01	Financial Statements and Exhibits
(d)	The following exhibit is included with this report:

Exhibit No.	Exhibit Description

10.1	Employment Agreement dated December 16, 2008, between First Community Bancshares, Inc. and John M. Mendez.

10.2	Employment Agreement dated December 16, 2008, between First Community Bancshares, Inc. and David D. Brown.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST COMMUNITY BANCSHARES, INC.
Date: December 16, 2008	By:	/s/ David D. Brown
David D. Brown
Chief Financial Officer